THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Warrant No. K-1

No. of Shares of Common Stock:  1,800,000

WARRANT

to Purchase Common Stock of

Sports Supplement Acquisition Group, Inc.
a Nevada corporation

THIS WARRANT IS TO CERTIFY THAT Knights Bridge Capital Group Inc. ("Purchaser"), or its assigns, is entitled to purchase from Sports Supplement Acquisition Group, Inc., a Nevada corporation (the "Company"), 1,800,000 fully paid and nonassessable shares of Common Stock (or any whole number portion thereof) for an aggregate purchase price of $1,000,000, all on the terms and conditions hereinafter provided.

Section 1.  Certain Definitions.  As used in this Warrant, unless the context otherwise requires:

"Charter” shall mean the Certificate of Incorporation of the Company, as in effect from time to time.

"Common Stock" shall mean the Company's authorized Common Stock, par value $0.001 per share.

"Exercise Price" shall mean the exercise price per share of Common Stock set forth above, as adjusted from time to time pursuant to Section 3 hereof.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Warrant" shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant.  All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrantholder” shall mean the Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

"Warrant Stock" shall mean the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant.

Section 2.  Exercise of Warrant.

(a)  At any time and from time to time after the dates on which this Warrant shall vest but prior to 90 days from the execution date of this Warrant, (the “Expiration Date"), the Warrantholder may exercise this Warrant, in whole or from time to time in part.  This Warrant shall vest in full on the date hereof.

(b)(i)  The Warrantholder shall exercise this Warrant by means of delivering to the Company at its office identified in Section 14 hereof (i) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (ii) this Warrant and (iii) payment equal to the Exercise Price in accordance with Section 2(b)(ii).  In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, shall be delivered to the Warrantholder within ten (10) days of any such exercise.  Such notice of exercise shall be in the “Subscription Form” set out at the end of this Warrant.

(ii) The Warrantholder may pay the Exercise Price to the Company either by cash, certified check or wire transfer

(c)  Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

(d)  The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice.  Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(e)  The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

(f)  All shares of Common Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

(g)  In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of this Warrant.  If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Common Stock, then the Company shall deliver in cash to such holder an amount equal to such fractional interest.

(h)  The Company may call this Warrant on the 55th day after the execution date of this Warrant.  In such event, Warrantholder shall have 5 business days to exercise  this  Warrant according to the terms hereof.

Section 3.  Adjustment of Warrant Stock and Exercise Price.  The Exercise Price and the number and kind of Warrant Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

(a)           In case of any consolidation or merger of the Company with another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change — other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination — of outstanding Common Stock issuable upon such exercise), the rights of the Warrantholder shall be adjusted in the manner described below:

(i)           In the event that the Company is the surviving corporation or is merged into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction, this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that the Warrantholder, upon the exercise thereof, shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such consolidation or merger by the holder of each share of Common Stock, had exercise of this Warrant occurred immediately prior to such consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(ii)           In the event that the Company is not the surviving corporation (except in the case of a merger of the Company into a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), Warrantholder shall be given at least fifteen (15) days prior written notice of such transaction and shall be permitted to exercise this Warrant, to the extent it is exercisable as of the date of such notice, during this fifteen (15) day period.  Subject to the Company’s and its successor’s obligations under Section 5, upon expiration of such fifteen (15) day period, this Warrant and all of Warrantholder's rights hereunder shall terminate.

(b)           If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 3.

(c)           In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the Warrantholder exercised after such date shall be entitled to receive the aggregate number and kind of shares that, if this Warrant had been exercised by such Warrantholder immediately prior to such date, such Warrantholder would have been entitled to receive upon such dividend, subdivision, combination or reclassification.  For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $0.75 per share, the adjusted Exercise Price immediately after such event would be $0.38 per share. Such adjustment shall be made successively whenever any event listed above shall occur.  Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this subsection (c), the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Warrant Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(d)           In the event that at any time, as a result of an adjustment made pursuant to subsection (a), (b) or (c) above, the Warrantholder thereafter shall become entitled to receive any Warrant Stock of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsections (a), (b) or (c) above.

(e)           Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Stock purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

(f)           Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section 3, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment.  Each such officer's certificate shall be made available at all reasonable times for inspection by the holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

(g)           All calculations under this Section 6 shall be made to the nearest cent or to the nearest one one-hundredth (1/100th) of a share, as the case may be.

Section 4.  Division and Combination.  This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney.  The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4, including any transfer taxes resulting from the division or combination hereunder.  The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 5.  Reclassification, Etc.  In case of any reclassification or change of the outstanding Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, or conveyance of all or substantially all of the Company’s assets to, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in a change-of-control of the Company) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation, merger or conveyance, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger or conveyance by a holder of the number of shares of Common Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation, merger or conveyance.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 6.  Reservation and Authorization of Capital Stock.  The Company shall at all times reserve and keep available for issuance (i) such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants and (ii) such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all such Common Stock.

Section 7.  Stock and Warrant Books.  The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

Section 8.  Limitation of Liability.  No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 9.  No Stockholder Rights.  Until the shares of Warrant Stock subject to this Warrant are issued to Purchaser upon exercise of the Warrant, (i) Purchaser shall have no right to vote the Warrant Stock in connection with any matters to which holders of Common Stock are entitled to vote and shall have no other rights as a stockholder of the Company with respect to the shares of Warrant Stock, and (ii) Purchaser shall have no preemptive rights with respect to such Warrant Stock.

Section 10.  Transfer.  The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company, upon surrender of this Warrant properly endorsed.  Each taker and Warrantholder, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

Section 11.  Investment Representations; Restrictions on Transfer of Warrant  Stock.  Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

Section 12.  Loss, Destruction of Warrant Certificates.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

Section 13.  Amendments.  The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.

Section 14.  Notices Generally.  Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means:  (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt; (iii) by overnight courier service; or (iv) by personal delivery, and shall be properly addressed to the Warrantholder at the last known address or facsimile number appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

Section 15.  No Impairment.  The Company shall not by any action, including, without limitation, amending its Charter or through any reorganization, conveyance of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment.

Section 16.  Successors and Assigns.  This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 17.  Governing Law.  In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada applicable to contracts made and performed in such State, without regard to the conflict of law rules thereof.

Section 18. Registration.  If the issuance of any shares of Common Stock required to be reserved for purposes of exercise or conversion of this Warrant or for the conversion of such shares requires registration with, or approval of, any Federal governmental authority under any Federal or state law (other than any registration under the Securities Act) or listing on any national securities exchange, before such shares may be issued upon exercise or conversion of this Warrant or such conversion, the Company will, at its expense, use its best efforts to cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be, at such time, so that such shares may be issued in accordance with the terms hereof and so converted.

*  *  *  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chief Executive Officer.

Dated:  December 31, 2008.

SPORTS SUPPLEMENT ACQUISITION GROUP,
INC., a Nevada corporation

By:	/s/ James Klein
Name:	James Klein
Title:	Chief Executive Officer

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

To:          Sports Supplement Acquisition Group, Inc.
               497 Delaware Avenue
               Buffalo, New York 14202

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __), hereby irrevocably elects to purchase __________ shares of the Common Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

Dated:	Name:

Signature

Address: